UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 3, 2006
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Unit 1, 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Not applicable.

(b)  Not applicable.

(c)  On April 3, 2006, Most Home Corp. appointed Michael J. Schutz to act as its Chief Financial Officer.

Mr. Schutz is a Chartered Accountant in good standing with the Institute of Chartered Accountants of British Columbia. From November 2004 to March 2006, Mr. Schutz was Regional Controller - Western Canada with Waste Services (CA) Inc. From December 2003 to November 2004, Mr. Schutz was Controller - BC Southern Interior with Waste Management of Canada Corporation, and from September 2000 to December 2003, Mr. Schutz was working as a Chartered Accountant with KPMG LLP of Vancouver, British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: April 6, 2006	By: Michael J. Schutz Michael J. Schutz, Chief Financial Officer